                                                             Exhibit 21

                       Loral Space & Communications Ltd.

As of February 28, 1997, active subsidiaries, all 100% owned directly or indirectly (except as noted below) consist of the following:


                                                   State or Country
                                                   of Incorporation
                                                  ------------------

Loral Space & Communications Corporation                Delaware
 Loral General Partner, Inc.                            Delaware
 Loral SpaceCom Corporation                             Delaware
  Space Systems/Loral, Inc.(1)                          Delaware
   International Space Technology, Inc.(2)              Delaware
    Cosmotech(2)                                        Russian Federation
   SS/L Export Corporation(1)                           U.S. Virgin Islands
 Loral Travel Services, Inc.                            Delaware
K&F Industries, Inc.(3)                                 Delaware
Globalstar, L.P.(4)                                     Delaware
 Globalstar Capital Corporation(4)                      Delaware
 GlobalTel(5)                                           Russian Federation
 GlobalTrak Pty(4)                                      Australia
Globalstar Telecommunications Limited(6)                Bermuda
LGP (Bermuda) Ltd.                                      Bermuda
Loral Canada Holdings Ltd.                              Bermuda
Loral/DASA Globalstar, L.P.(7)                          Delaware
Loral/Qualcomm Partnership, L.P.(1)                     Delaware
 LQ Licensee, Inc.(1)                                    Delaware
Loral/Qualcomm Satellite Services, L.P.(8)              Delaware
Loral Skynet Ltd.                                       Bermuda
Loral SpaceCom DBS Holdings, Inc.                       Delaware
 R/L DBS Company L.L.C.(9)                              Delaware
 Loral SpaceCom DBS, Inc.                               Delaware
  Continental Satellite Corporation(10)                 California


(1)  Only 51% owned directly or indirectly
(2)  Only 22.9% owned directly or indirectly
(3)  Only 22.5% owned directly or indirectly
(4)  Only 33.8% owned directly or indirectly
(5)  Only 16.6% owned directly or indirectly
(6)  Only 14.1% owned directly or indirectly
(7)  Only 66.7% owned directly or indirectly
(8)  Only 52.9% owned directly or indirectly
(9)  Only 50% owned directly or indirectly
(10) Only 86% owned directly or indirectly